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                                                                    EXHIBIT T3E2


                            CONSENT OF NEW HOLDER OF
                     12 1/2% SUBORDINATED NOTES DUE 2001 OF
                          ALTIVA FINANCIAL CORPORATION

     The undersigned holder (the "Holder") of $_______ principal amount of the 12 1/2% Subordinated Notes due 2001 (the "Notes") of Altiva Financial Corporation hereby consents to the execution by Altiva Financial Corporation, as issuer of the Notes, and by American Stock Transfer & Trust Company, as trustee under the Indenture dated as of June 29, 1999 (the "Indenture"), of an Amended and Restated Indenture (the "Amended Indenture"). The undersigned acknowledges that the purpose of executing the Amended Indenture is to delete the following from the Indenture:

     (1) Section 3.9;
     (2) Section 5.1(f);
     (3) Section 5.13;
     (4) Section 9.1;
     (5) Section 9.4;
     (6) Section 9.5;
     (7) Section 9.6;
     (8) Section 9.7;
     (9) Section 9.8;
    (10) Section 9.9;
    (11) Section 9.10;
    (12) Section 9.11;
    (13) Section 9.12;
    (14) Section 9.13;
    (15) Section 9.14; and
    (16) Article Ten

     The Company and the Trustee are authorized to amend the Indenture at their discretion to conform to the changes consented to herein. The consent shall become effective upon the consummation of the exchange offer currently being conducted by the Company relating to the exchange of the Notes for new 12% Secured Convertible Senior Notes of the Company due 2006 in a discounted principal amount.

Executed this __ day of February, 2000.



                                       [Beneficial Owners Sign Here]



                                       Name:
                                            ---------------------------------

                                       By:
                                            ---------------------------------
                                       Name:
                                       Title:


                                       [Registered Holders Sign Here]



                                       Name:
                                            ---------------------------------


                                       By:
                                            ---------------------------------
                                       Name:
                                       Title: